Exhibit 99.1

Press release
April 28, 2010
Investor Relations Contact:
Brandon Pugh
(571) 434-5659
brandon.pugh@neustar.biz
Media Contact:
Allen Goldberg
(571) 299-9344
allen.goldberg@neustar.biz
Neustar Announces Results for First Quarter 2010
Reports Strong Revenue Growth of 14%
STERLING, VA, April 28, 2010 — Neustar, Inc. (NYSE: NSR), a provider of essential technology and directory services to its carrier and enterprise customers, today announced results for the quarter ended March 31, 2010 and affirmed its prior guidance for full year 2010 announced on February 10, 2010.
Summary of First Quarter Results
•	Consolidated revenue increased 14% from the first quarter of 2009 to $129.0 million.

•	Consolidated net income totaled $25.2 million, compared to $24.4 million from the first quarter of 2009.

•	Earnings per diluted share of $0.33, compared to $0.32 per diluted share from the first quarter of 2009.

•	EBITDA totaled $52.1 million, compared to $48.0 million from the first quarter of 2009.

•	Cash, cash equivalents and short-term investments totaled $354.9 million as of March 31, 2010.
“As consumer adoption of new modes of digital communications continues to accelerate, there is increasing demand for seamless connections across the rapidly growing number of devices and endpoints,” said Jeff Ganek, Neustar’s chairman and chief executive officer. “Our first quarter results reflect our success in responding to our customers’ needs for innovative solutions associated with the growing complexities of their networks. For example, we are developing our new digital media directory, which will allow customers to view video programming on any device, at any time, in any place.”

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Paul Lalljie, Neustar’s chief financial officer, added, “Our results for the quarter provide us with solid momentum to meet our full-year guidance targets. During the quarter, we continued to invest in early-stage growth opportunities to build on our core competencies and to drive future growth. To keep pace with the ongoing evolution of our business, we have changed our segment disclosures to align the presentation of our results with our two key customer groups — Carrier Services and Enterprise Services.”
Segment Reporting Change
In the first quarter of 2010, the company realigned its operating structure and internal financial reporting by customer type. This change is a natural evolution of the business as the company integrates its operations around an efficient common infrastructure to provide its customers with global service offerings. The company is now reporting in two operating segments that reflect this customer-oriented approach and how the company is organized: Carrier Services and Enterprise Services. Customers of the Carrier Services segment are comprised primarily of communications service providers, or carriers, and utilize the company’s Numbering Services, Order Management Services and IP Services. Customers of the Enterprise Services segment are comprised primarily of non-carrier, commercial businesses, or enterprises, and utilize the company’s Internet Infrastructure Services and Registry Services.
Disclosure of segment results for fiscal years 2007 to 2009, as well as quarterly results for 2009, is available under the Investor Relations tab of the company’s website (www.neustar.biz).
Discussion of First Quarter Results
Consolidated revenue totaled $129.0 million, a 14% increase from $113.2 million from the first quarter of 2009. In particular:
•	Carrier Services revenue increased 13% to $99.8 million, due to an established increase in the fixed fee under the company’s contracts to provide NPAC services, an increase in revenue from functionality improvements requested by its customers and an increase in revenue from its international LNP solutions. These revenue increases were partially offset by lower revenue from its order management services; and

•	Enterprise Services revenue increased 16% to $29.2 million, primarily due to an increase in revenue from its Internet Infrastructure Services resulting from increased demand from existing and new customers for its expanded DNS service offerings. Additionally, revenue increased from its Registry Services due to a greater number of domain names under management and common short codes under management.
Consolidated operating expense increased 17% to $87.0 million from $74.4 million for the first quarter of 2009. The $12.6 million increase was primarily due to increased personnel and personnel-related expense as well as contractor costs to support expansion in the company’s operations and new business opportunities. In particular, the company continued to expand its

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registry offerings into new markets, such as digital media, resulting in an overall EBITDA margin of 40% for the first quarter of 2010.
Segment contribution, which excludes unallocated indirect operating costs, is as follows:
•	Carrier Services segment contribution increased 17% to $86.1 million, primarily driven by an increase in revenue under the company’s contracts to provide NPAC services; and

•	Enterprise Services segment contribution increased 39% to $12.8 million, primarily due to an increase in revenue from the company’s Internet Infrastructure Services.
Cash, cash equivalents and short-term investments totaled $354.9 million as of March 31, 2010, compared to $342.2 million as of December 31, 2009.
Business Outlook for 2010
Based on its first quarter results and the leading indicators of the business, Neustar affirmed its guidance previously provided on February 10, 2010, which called for revenue to range from $520 to $535 million and EBITDA margin to exceed 42%.
Reconciliation of Non-GAAP Financial Measures
In this press release, Neustar presents certain non-GAAP financial data. To place this data in an appropriate context, the following is a reconciliation of EBITDA to net income for the quarter ended March 31, 2009, the quarter ended March 31, 2010 and the year ended December 31, 2009. Also provided is a reconciliation of projected EBITDA to estimated net income for the year ending December 31, 2010.

	Three Months Ended		Year Ended	Year Ending
	March 31,		December 31,	December 31,
	2009	2010	2009(1)	2010 (2)
	(in thousands, except per share data)
	(unaudited)	(unaudited)		(unaudited)
Revenue	$113,188	$128,991	$480,385	$527,500

Net income	$24,353	$25,202	$101,141	$106,000
Add: Depreciation and amortization	9,245	10,143	38,040	44,000
Less: Other expense (income)	(1,235)	358	(1,448)	(500)
Add: Provision for income taxes	15,661	16,445	67,865	72,000

EBITDA	$48,024	$52,148	$205,598	$221,500

EBITDA per diluted share	$0.64	$0.69	$2.72	$2.88

EBITDA margin (3)	42%	40%	43%	42%

Weighted average diluted common shares outstanding	75,323	75,994	75,465	77,000

(1)	The amounts expressed in this column are derived from the company’s audited consolidated financial statements for the year ended December 31, 2009.

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(2)	The amounts expressed in this column are based on current estimates as of the date of this press release. This reconciliation is based on the midpoint of the revenue guidance.

(3)	EBITDA margin is a measure of EBITDA as a percentage of total revenue.
EBITDA, EBITDA per diluted share, EBITDA margin and segment contribution are not measures of financial performance under GAAP and have no standardized measurement prescribed by GAAP. Management believes that these measures enhance investors’ understanding of the company’s financial performance and the comparability of the company’s operating results to prior periods, as well as against the performance of other companies. However, these non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The company provides the foregoing reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.
Conference Call
As announced on April 14, 2010, Neustar will conduct an investor conference call to discuss the company’s results today at 4:30 p.m. (Eastern Time). Prior to the call, investors may access the conference call over the Internet via the Investor Relations tab of the company’s website (www.neustar.biz). Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software.
The conference call is also accessible via telephone by dialing (888) 297-0370 (international callers dial (719) 325-2390). For those who cannot listen to the live broadcast, a replay will be available through Midnight (Eastern Time) Wednesday, May 5, 2010 by dialing (888) 203-1112 (international callers dial (719) 457-0820) and entering replay PIN 2356814, or by going to the Investor Relations tab of the company’s website (www.neustar.biz).
Neustar will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.
This press release, the financial tables and other supplemental information, including reclassified historical segment information, reconciliation of segment contribution to the nearest comparable GAAP measure and reconciliations of certain other non-GAAP measures to their nearest comparable GAAP measures that may be used periodically by management when discussing the company’s financial results with investors and analysts, are available on the company’s website under the Investor Relations tab.
About Neustar, Inc.
Neustar, Inc. (NYSE: NSR) solves complex communications challenges and provides market-leading, innovative solutions and directory services to enable trusted communication across networks, applications, and enterprises around the world. Visit Neustar online at www.neustar.biz.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the company’s expectations, beliefs and business results in the future, such as guidance regarding its 2010 results. The company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe the company’s business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. The company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to the company’s operations; modifications to or terminations of its material contracts; its ability to successfully identify and complete acquisitions; integrate and support the operations of businesses the company acquires; its ability to redeem auction rate securities; increasing competition; market acceptance of its existing services; its ability to successfully develop and market new services; the uncertainty of whether new services will achieve market acceptance or result in any revenue; and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect the company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the company’s Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent periodic and current reports. All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

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NEUSTAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2010
	(unaudited)
Revenue:
Carrier Services	$88,043	$99,788
Enterprise Services	25,145	29,203

Total revenue	113,188	128,991

Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	27,843	29,113
Sales and marketing	19,507	22,854
Research and development	4,313	4,078
General and administrative	13,501	18,449
Depreciation and amortization	9,245	10,143
Restructuring charges	¯	2,349

	74,409	86,986

Income from operations	38,779	42,005
Other (expense) income:
Interest and other expense	(1,224)	(1,748)
Interest and other income	2,459	1,390

Income before income taxes	40,014	41,647
Provision for income taxes	15,661	16,445

Net income	$24,353	$25,202

Net income per common share:
Basic	$0.33	$0.34

Diluted	$0.32	$0.33

Weighted average common shares outstanding:
Basic	74,134	74,613

Diluted	75,323	75,994

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NEUSTAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	March 31,
	2009	2010
	(audited)	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$342,191	$354,907
Restricted cash	512	524
Accounts and unbilled receivables, net	67,005	71,136
Prepaid expenses and other current assets	18,087	17,942
Deferred tax assets	6,973	8,030

Total current assets	434,768	452,539

Property and equipment, net	73,881	74,156
Goodwill and intangible assets, net	127,206	126,011
Other assets, long-term	6,825	7,052
Deferred tax assets, long-term	5,124	5,420

Total assets	647,804	665,178

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	72,052	45,162
Income taxes payable	2,764	15,904
Deferred revenue	26,117	28,385
Notes payable and capital lease obligations	11,222	9,434
Accrued restructuring reserve	2,459	2,219
Other liabilities	3,891	3,891

Total current liabilities	118,505	104,995

Deferred revenue, long-term	8,923	9,104
Notes payable and capital lease obligations, long-term	10,766	9,630
Accrued restructuring reserve, long-term	1,111	645
Other liabilities, long-term	4,062	4,776

Total liabilities	143,367	129,150
Total stockholders’ equity	504,437	536,028

Total liabilities and stockholders’ equity	$647,804	$665,178

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NEUSTAR, INC.
SEGMENT REVENUE AND CONTRIBUTION
(in thousands)

	Three Months Ended
	March 31,
	2009	2010
	(unaudited)
Revenue (1):
Carrier Services	$88,043	$99,788
Enterprise Services	25,145	29,203

Total revenue	$113,188	$128,991

Segment contribution (2):
Carrier Services	$73,362	$86,069
Enterprise Services	9,184	12,788

Total segment contribution	$82,546	$98,857

(1)	In the first quarter of 2010, Neustar realigned its operating structure and internal financial reporting by customer type, resulting in two segments: Carrier Services and Enterprise Services.
     Carrier Services:
•	Numbering Services
•	Order Management Services
•	IP Services
     Enterprise Services:
•	Internet Infrastructure Services
•	Registry Services

(2)	Segment contribution excludes certain unallocated costs within the following expense classifications: cost of revenue, sales and marketing, research and development, and general and administrative. In addition, depreciation and amortization and restructuring charges are excluded from segment contribution. Such unallocated costs totaled $43.8 million and $56.9 million for the quarters ended March 31, 2009 and 2010, respectively.